UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (I.R.S. Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Mountaineer Gas Company Credit Facility

On April 26, 2024, Mountaineer Gas Company (“MGC”), a West Virginia corporation and an indirect, wholly-owned subsidiary of UGI Corporation, entered into that certain Fourth Amendment to Third Amended and Restated Credit Agreement (the “MGC Amendment”) by and among Truist Bank, as administrative agent (the “Agent”), MGC as borrower, and certain lenders party thereto, which amended MGC’s Third Amended and Restated Credit Agreement, dated as of November 26, 2019 (as amended, the “MGC Credit Agreement”).

The MGC Amendment extends the maturity date of the $150 million of revolving commitments under the MGC Credit Agreement from November 26, 2024 to December 26, 2025. All other terms, conditions and provisions of the MGC Credit Agreement are ratified and confirmed, and remain in full force and effect.

The foregoing description of the MGC Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the MGC Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to UGI Corporation Revolving Credit Agreement

On April 30, 2024, UGI Corporation (the “Company”) entered into that certain Fourth Amendment to the Amended and Restated Credit Agreement (the “UGI Amendment”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amended the Company’s Amended and Restated Credit Agreement, dated as of May 4, 2021 (as amended, the “UGI Credit Agreement”).

The UGI Amendment provides, among other things, that (a) the Revolving Maturity Date, Term A-1 Maturity Date, Term A-2 Maturity Date and Term A-3 Maturity Date (each as defined in the UGI Credit Agreement) of the applicable loans of each lender that has agreed to extend the maturity date shall be extended to August 29, 2025, and (b) the Applicable Rate (as defined in the UGI Credit Agreement) on Term A-2 Loans and Term A-3 Loans (each as defined in the UGI Credit Agreement) shall be increased by 0.375%. The Revolving Maturity Date, Term A-1 Maturity Date, Term A-2 Maturity Date and Term A-3 Maturity Date of the loans for the lenders that did not agree to extend the applicable maturity date (which, in the aggregate, represent approximately 5% of the aggregate principal amount of the Term Loans (as defined in the UGI Credit Agreement) held by the lenders party to the UGI Credit Agreement) remains May 4, 2025. Except as amended by the UGI Amendment, all other terms, conditions and provisions of the UGI Credit Agreement are ratified and confirmed, and remain in full force and effect.

The foregoing description of the UGI Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the UGI Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the MGC Amendment and the UGI Amendment is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation. This description is qualified in its entirety by reference to the full text of the MGC Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and to the full text of the UGI Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 26, 2024, by and among Mountaineer Gas Company, as borrower, the lenders party thereto and Truist Bank, as administrative agent, letter of credit issuer and swing line lender.
10.2	Fourth Amendment to the Amended and Restated Credit Agreement, dated as of April 30, 2024, by and among UGI Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

Date: May 2, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary